	A Class	C Class	H Class	Institutional	P Class

72. DD) Total income distributions
Managed Futures Strategy Fund	835	643	n/a	320	4,344
Multi-Hedge Strategies Fund	19	14	n/a	80	48
Commodities Strategy Fund	n/a	n/a	n/a	n/a	n/a
72. EE) Total capital gains distributions
Managed Futures Strategy Fund	n/a	n/a	n/a	n/a	n/a
Multi-Hedge Strategies Fund	n/a	n/a	n/a	n/a	n/a
Commodities Strategy Fund	n/a	n/a	n/a	n/a	n/a
73. A) Total income distribution pershare
Managed Futures Strategy Fund	0.9704	0.9704	n/a	0.9704	0.9704
Multi-Hedge Strategies Fund	0.0357	0.0357	n/a	0.0357	0.0357
Commodities Strategy Fund	n/a	n/a	n/a	n/a	n/a
73. B) Total capital gains distribution pershare
Managed Futures Strategy Fund	n/a	n/a	n/a	n/a	n/a
Multi-Hedge Strategies Fund	n/a	n/a	n/a	n/a	n/a
Commodities Strategy Fund	n/a	n/a	n/a	n/a	n/a
74.U) Shares outstanding
Managed Futures Strategy Fund	1,215	652	n/a	323	4,161
Multi-Hedge Strategies Fund	515	389	n/a	2,057	1,278
Commodities Strategy Fund	10	6	86	n/a	n/a
74. V) Net asset value pershare
Managed Futures Strategy Fund	$18.71	$17.26	$n/a	$19.07	$18.71
Multi-Hedge Strategies Fund	$24.08	$22.08	$n/a	$24.50	$24.10
Commodities Strategy Fund	$85.75	$78.32	$85.82	$n/a	$n/a